SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

VISUAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2092 Gaither Road

Rockville, Maryland 20850

(Address of principal executive offices) (Zip code)

(301) 296-2300

(Registrant’s telephone number)

Item 5. Other Items.

On May 11, 2004, Visual Networks, Inc. (“Visual”) received a definitive, binding notice from two debenture holders requesting the repayment in full of an aggregate of $1,500,000 of Visual’s outstanding 5% convertible debentures due March 25, 2006. Visual will pay in cash such amounts and any interest due thereon not later than June 14, 2004, pursuant to the terms of the debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2004	Visual Networks, Inc.

	By:	/s/ Lawrence S. Barker
Lawrence S. Barker
	Title:	President and Chief Executive Officer